Exhibit 32.2
Certification of Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Sunesis Pharmaceuticals, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:
     (i) the accompanying report on Form 10-K of the Company for the year ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
     (ii) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2006	/s/ Eric H. Bjerkholt
Eric H. Bjerkholt
Senior Vice President and Chief Financial Officer